                                   Exhibit 11
                                 (Page 1 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)

                                                             Three months                     Nine months
                                                            ended March 31,                 ended March 31,
                                                       ------------------------        ---------------------
                                                          1997          1996              1997          1996
                                                       ----------    ----------        ----------    -------

COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:

   Income before extraordinary loss ..........          $ 16,054      $ 16,689          $ 49,412      $ 46,859
   Extraordinary loss.........................              (633)         -                 (633)          -
                                                        --------      --------          --------      --------
   Net income.................................          $ 15,421      $ 16,689          $ 48,779      $ 46,859
                                                        ========      ========          ========      ========

   Average common shares outstanding
     during the period........................            43,324        44,547            43,238        44,419
   Average treasury shares held
     during the period........................            (2,732)       (2,947)           (2,313)       (2,749)
   Common shares issuable with
     respect to common equivalents
     for stock options........................               936         1,047               940           918
                                                        --------      --------           -------       -------
   Average common and common
     equivalent shares outstanding ...........            41,528        42,647            41,865        42,588
                                                        ========      ========           =======       =======

   Primary earnings per share:
   Income before extraordinary loss ..........            $ 0.39        $ 0.39            $ 1.19        $ 1.10
   Extraordinary loss.........................             (0.02)           -              (0.02)           -
                                                          ------        ------            ------        ------
    Net income................................            $ 0.37        $ 0.39            $ 1.17        $ 1.10
                                                          ======        ======            ======        ======

                                   Exhibit 11
                                  (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)

                                                             Three months                     Nine months
                                                            ended March 31,                 ended March 31,
                                                       ------------------------        ---------------------
                                                          1997          1996              1997          1996
                                                       ----------    ----------        ----------    -------

COMPONENTS OF FULLY DILUTED NET INCOME
 PER COMMON SHARE:
   Income before extraordinary loss ..........          $ 16,054      $ 16,689          $ 49,412      $ 46,859
   Extraordinary loss.........................              (633)        -                  (633)         -
                                                        --------      --------          --------      -------
   Net income.................................          $ 15,421      $ 16,689          $ 48,779      $ 46,859
                                                        ========      ========          ========      ========
   Average common shares outstanding
     during the period........................            43,324        44,547            43,238        44,419
   Average treasury shares held
     during the period........................            (2,732)       (2,947)           (2,313)       (2,749)
   Common shares issuable with
     respect to common equivalents
     for stock options........................               872         1,157               872         1,158
                                                        --------        ------           -------        ------
   Average common and common
     equivalent shares outstanding ...........            41,464        42,757            41,797        42,828
                                                        ========       =======           =======       =======
   Fully diluted earnings per share:
   Income before extraordinary loss ..........            $ 0.39        $ 0.39            $ 1.19        $ 1.09
   Extraordinary loss.........................             (0.02)            -             (0.02)            -
                                                          ------        ------            ------        ------
    Net income................................            $ 0.37        $ 0.39            $ 1.17        $ 1.09
                                                          ======        ======            ======        ======


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